Exhibit 10.9

AMENDMENT NO. 3
TO
CREDIT AGREEMENT
AND WAIVER

     This Amendment No. 3 to Credit Agreement and Waiver, dated as of June 30, 2003 (the “Amendment”), between Compex Technologies, Inc., a Minnesota corporation f/k/a Rehabilicare Inc. (the “Borrower”) and U.S. Bank National Association (the “Bank”).

RECITALS:

     A. The Borrower and the Bank are the parties to that certain Credit Agreement dated as of July 14, 1999, as amended by an Amendment No. 1 to Credit Agreement and Waiver dated as of March 31, 2001, and an Amendment No. 2 to Credit Agreement dated as of June 30, 2002 (as so amended, the “Original Agreement”).

     B. The Borrower has requested that the Bank amend certain Sections of the Original Agreement and waive certain Defaults or Events of Default.

     C. Subject to the terms and conditions of this Amendment, the Bank will agree to the foregoing requests of the Borrower.

     NOW, THEREFORE, the parties agree as follows:

     1. Defined Terms. All capitalized terms used in this Amendment shall, except where the context otherwise requires, have the meanings set forth in the Original Agreement as amended hereby.

     2. Amendments. The definition of “Revolving Credit Termination Date” appearing in Section 1.1 of the Original Agreement is amended by extending the date “July 1, 2003” appearing therein to the date “July 1, 2004.”

     3. Conditions to Effectiveness. This Amendment shall become effective on the date (the “Effective Date”) when, and only when, the Bank shall have received:

(a) Counterparts of this Amendment executed by the Borrower;

(b) A certified copy of the resolutions of the Board of Directors of the Borrower authorizing or ratifying the transactions contemplated hereby, designating the officers authorized to execute and/or deliver this Amendment and any other documents to be executed and/or delivered by the Borrower in connection herewith;

(c) An Incumbency Certificate signed by the Secretary of the Borrower setting forth names of each officer of the Borrower designated to execute and/or deliver this Amendment and any other documents to be executed and/or delivered by the Borrower in connection herewith and an original sample of the signature thereof;

(d) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying (i) that there have been no changes to the articles of incorporation or bylaws of the Borrower previously delivered to the Bank; or if (i) is not correct, (ii) that the Articles and/or By-Laws delivered to the Bank in connection with this Amendment are true and correct copies of the Articles of Incorporation and/or By-Laws of the Borrower currently in full force and effect;

(e) A Certificate (or other evidence) of Good Standing for the Borrower issued by the Secretary of State of the State of Minnesota; and

(f) Such other documents or other items as the Bank may reasonably request.

     4. Representations and Warranties. To induce the Bank to enter into this Amendment, the Borrower represents and warrants to the Bank as follows:

(a) The execution, delivery and performance by the Borrower of this Amendment and any other documents to be executed and/or delivered by the Borrower in connection herewith have been duly authorized by all necessary corporate action, do not require any approval or consent of, or any registration, qualification or filing with, any government agency or authority or any approval or consent of any other person (including, without limitation, any stockholder), do not and will not conflict with, result in any violation of or constitute any default under, any provision of the Borrower’s articles of incorporation or bylaws, any agreement binding on or applicable to the Borrower or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable to the Borrower or of any of its property and will not result in the creation or imposition of any security interest or other lien or encumbrance in or on any of its property pursuant to the provisions of any agreement applicable to the Borrower or any of its property except pursuant to the Loan Documents to which the Borrower is a party;

(b) The representations and warranties contained in ARTICLE VII of the Original Agreement are true and correct as of the date hereof as though made on that date except to the extent that such representations and warranties relate solely to an earlier date;

(c) No events have taken place and no circumstances exist at the date hereof which would give the Borrower the right to assert a defense, offset or counterclaim to any claim by the Bank for payment of the Obligations;

(d) The Original Agreement, as amended by this Amendment and the other Loan Documents to which the Borrower is a party remain in full force and effect and are the legal, valid and binding obligations of the Borrower and are enforceable in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies; and

(e) After giving effect to this Amendment, no Adverse Event, Default or Event of Default has occurred and is continuing as of the date hereof.

     5. Reference to and Effect on the Loan Documents.

(a) From and after the date of this Amendment, each reference in the Original Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Original Agreement, and each reference to the “Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Original Agreement in any other Loan Document shall mean and be a reference to the Original Agreement as amended hereby; and

(b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under the Original Agreement or any other Loan Document, nor constitute a waiver of any provision of the Original Agreement or any such other Loan Document.

     6. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Bank in connection with the preparation, reproduction, execution and delivery of this Amendment and the other documents to be delivered hereunder or thereunder, including their reasonable attorneys’ fees and legal expenses. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to, or resulting from, any delay in the Borrower’s paying or omission to pay, such taxes or fees.

     7. Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

     8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     9. Counterparts. This Amendment may be executed in separate counterparts and by separate parties in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same Amendment.

     10. Recitals. The Recitals hereto are incorporated herein by reference.

     11. Waiver. On the Effective Date, the Bank waives any Adverse Event, Default or Event of Default arising under the Original Agreement because of the Borrower’s failure to comply with Section 9.9(k) of the Original Agreement during the Borrower’s 2003 fiscal year by:

(a) acquiring more than $5,000,000.00 in business line assets in connection with the following Investments;

(i) the February 2003 acquisition of certain inventory of Bio-Medical Research, Ltd. (“BMR”) relating to the U. S. inventory of BMR’s Slendertone FLEX Abs Belt products and related U. S. licensing rights for a total purchase price of approximately $2,700,000;

(ii) the April 2003 agreement to purchase the European inventory of BMR’s Slendertone FLEX Abs Belt and GymBody Abs Belts, as well as other products and related European licensing rights, for approximately $1,500,000; provided, however, that the Borrower and the Bank agree that the cash payment of the purchase price of such inventory to be made by the Borrower in July 2004 shall be included in the aggregate purchase price for the Borrower’s fiscal year 2003’s acquisitions subject to Section 9.9(k) ; and

(iii) the May 2003 acquisition of substantially all of the assets of BMR Neurotech, Inc., the U.S. medical division of BMR for approximately $3,300,000; and

(b) failing to give the Bank at least 15 Business Days’ prior written notice of the April 2003 acquisition described above.

The Bank’s waiver is limited to the specific transactions described above and is not intended, and shall not be construed, to be a general waiver of any other term or provision of the Original Agreement or a waiver of any other existing or future Adverse Event, Default or Event of Default.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

Compex Technologies, Inc.

By:	/s/ SCOTT P. YOUNGSTROM

Title:	Chief Financial Officer

U.S. Bank National Association

By:	/s/ MICHAEL J. STALOCH

Title:	Senior Vice President

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